SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 17, 2011

SCIO DIAMOND TECHNOLOGY CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	333-166786	27-0971332
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

109 Thornblade Blvd.
Greer, SC  29650
(Address of principal executive offices)

Phone: (864) 346-2733
(Registrant’s Telephone Number)

(formerly Krossbow Holding Corporation)
831-77th Avenue Edmondon
Alberta, Canada T6P 1S9

(Former name or former address, if changed since last report)

Copy of all Communications to:
Zouvas Law Group, P.C.
2368 Second Avenue, 1st Floor
San Diego, CA 92101
Phone: 619.688.1715
Fax: 619.688.1716

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

      ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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FORWARD LOOKING STATEMENTS

The following discussion, in addition to the other information contained in this Current Report, should be considered carefully in evaluating our prospects. This report (including without limitation the following factors that may affect operating results) contains forward-looking statements regarding us and our business, financial condition, results of operations and prospects. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this report. Additionally, statements concerning future matters such as revenue projections, projected profitability, growth strategies, possible changes in legislation and other statements regarding matters that are not historical are forward-looking statements.

Forward-looking statements in this report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, those discussed in this report. Readers are urged not to place undue reliance on these forward-looking statements which speak only as of the date of this report. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report.

As used in this current report and unless otherwise indicated, the terms “we”, “us”, “our”, the “Company” and “SCIO” refer to SCIO DIAMOND TECHNOLOGY CORPORATION

Explanatory Note

This current report on Form 8-K/A updates information provided on our Form 8-K dated August 18, 2011, adding the footnote to the Proforma.

ITEM 5.06
CHANGE IN SHELL COMPANY STATUS

Management has determined that, as of the date of this Current Report, given the current level of our operations, the Company is no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.  Therefore, the Company is filing this report to disclose such information as would be required if the registrant were filing a general form for registration of securities on Form 10.

FORM 10 DISCLOSURE

ITEM 1.
BUSINESS

Corporate History

The Company was incorporated on June 23, 2010 in the State of Nevada under the name Krossbow Holdings Corporation.  The original business plan of the Company was focused on offsetting C02 emissions through the creation and protection of forest-based carbon “sinks”. Krossbow has the capacity to assess carbon resource potentials, prescribe and implement ecosystem restorations to develop those resources, and thereby generate carbon offset products.  The Company has since abandoned its original business plan and restructured its business to focus on man-made diamond technology development.  We decided to enter the man-made diamond technology business because we were seeking out viable options to create value for our shareholders.  After conducting independent research on the feasibility of developing and acquiring synthetic diamond technology, we decided that it was in our investors best interests to acquire existing technology and develop a new laboratory with lower overhead in order to efficiently and effectively produce man-made diamonds at a substantial profit.  On August 5, 2011, Krossbow Holdings Corporation , a Nevada corporation (the “Company”), filed a Certificate of Amendment to its Articles of Incorporation (the “Amendment”) with the Secretary of State of Nevada.  As a result of the Amendment, the Company has, among other things:  (a) changed its name to Scio Diamond Technology Corporation, to reflect its new business direction.

On August 5, 2011, Edward S. Adams and Michael R. Monahan acquired control of two million (2,000,000) shares of the Company’s issued and outstanding common stock, which at the time, represented approximately 31.25% of the Company’s total issued and outstanding common stock, from Jason Kropp in accordance with a common stock purchase agreement among Mr. Kropp, Mr. Adams and Mr. Monahan (the “Stock Purchase Agreement”).  Pursuant to the Stock Purchase Agreement, Mr. Adams and Mr. Monohan paid an aggregate purchase price of one hundred and sixty-five thousand six hundred and fourteen dollars ($165,614) in exchange for the shares.

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On August 5, 2011, Jason Kropp resigned from all positions with the Company, including but not limited to, that of President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director. The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On August 5, 2011, Scio Diamond Technology Corporation, a Nevada Corporation (the "Company"), (formerly Krossbow Holding Corporation) executed an Asset Purchase Agreement (the "Agreement").  Under the terms of the Agreement, the name “Scio Diamond Technology Corporation” was purchased for 13,000,000 newly issued shares of common stock of the Company.

Our Business

We are now an exploration stage corporation engaged in the acquisition of technology to develop man-made “synthetic” diamonds, which are not in the development or production stage.  We seek to develop profitable and sustainable commercial applications for the Diamond Technology through a strategic, market-driven plan and continuous process improvement. The Company will utilize a combination of organic growth and downstream development partnerships to achieve commercial success in Diamond Technology application markets. The Company will first seek to commercialize the Diamond Technology and become the preferred choice for manufactured single crystal diamond and leading global supplier in the anticipated multi-billion dollar cultured diamond gemstone market. The Company hopes to further shape the evolution of various markets, creating defensible early mover advantages and to leverage the technical foundation of the Diamond Technology by expanding into strategic partnerships with select industry leaders with distribution channels already in place to capture high value application opportunities.

The Diamond Technology provides a material and materials production platform and is supported by strong intellectual property, including trade secrets, thirteen patents (10 US [9 issued; 1 claim allowed]; 1 Australia; 2 China) and approximately forty (40) domestic and foreign patents pending. Diamond wafers produced through the Diamond Technology CVD process have been shown to be exceptionally pure (nitrogen content < 10 ppb), and possess low levels of structural defects. Advances in the Diamond Technology over the past five years have dramatically improved the quality, and lowered the cost of high--‐quality diamond, resulting in increased possibilities of diamond use in electronics, optics, high power devices and quantum computing.

The Company will pursue progressive development of core technologies and related intellectual property that will evolve into product opportunities across various applications.  The company will maximize this strategy through, among other things, its control of, 1. The reduction and sale of cultured diamonds; 2. Materials production capability of large size, high purity diamond for technology applications which will likely be monetized though joint venture and licensing arrangements with third parties; and 3. Continued procurement o intellectual property,.  Anticipated application opportunities through the company’s diamond materials include the following: diamond gemstone jewelry, power switches, quantum computing, optoelectronics, geosciences, water purification, MRI, defects in welds, surface characterization and magnetometers in extreme conditions.

As at June 30, 2011, the Company has cash on hand of $1,608,367.  We anticipate additional funding in the form of equity financing from the sale of our common stock.

Products

Cultured Diamonds

The Diamond technology has demonstrated production of single crystal diamond gemstones of colorless, near-colorless and fancy- colored clarities in finished stone generally ranging in sizes from .25 carats to over 2 carats in colors ranging from D (colorless) to fancy colors and clarities of IF (internally flawless) to Si (slightly included).  The Diamond Technology provides a regular and consistent supply of gemstone quality cultured diamond gemstones.  The Company anticipates it will offer colorless and near colorless (collectively “white”) cultured diamonds of D-H color and IF-SI clarities as well as fancy-color diamonds including high-quality pink, cognac and blue cultured diamonds.  The quality characteristics of the Company’s cultured diamonds are anticipated to fall in the “fine”  (or highest) category of polished stones.  Initially, the Company plans on delivering high-quality cultured diamond gemstones in the most concentrated categories (< 1.0 carat) of the diamond gemstone industry.  As the Diamond Technology continues to progress, we anticipate that we will attain recurrent and renewable production of large (> 1.0 carat), high quality cultured diamond gemstones.

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Diamond Materials

Quantum diamond applications are focused on the nitrogen vacan NV center. The NV center in diamond is unique because it acts like a simple atom frozen into an inert, robust and transparent solid-state matrix (the diamond crystal). The NV's "simple atom" properties include: (i) having long-‐live quantum energy states, which is key for quantum information applications; (ii) acting like a quantum.  magnet, which enables sensitive nano-scale magnetometry; (iii) having its quantum properties controllable and detectable with light and possibly with electrical readout, which is essential to make all applications practical; and (iv) not having these properties change much with prolonged exposure to laser light, which is key for many bio-imaging applications, as most fluorescent markers used in bio-imaging degrade with exposure to light (an unwanted process known as bleaching). Simple atom properties underlie key technologies such as (i) the GPS system, which uses atomic clocks in satellites to send timing radio pulses around the world to allow receivers to know where and when they are located; and (ii) MRI, which exploits the quantum magnets inside many atoms and molecules that naturally occur in the human body. Because of its unique simple atom properties in a robust solid, NV centers in diamond offer the potential of similar large impact to GPS and MRI.

The Diamond Technology produces bulk diamond samples with high density of NV centers, but relatively low density of other impurities (N, etc.). Notably, this excellent high--‐NV--‐density diamond emerged from efforts to grow quality pink gemstones. The Diamond Technology is also capable of producing a thin layer of NV centers (~1 micron thick) on top of a pure bulk diamond which offers long--lived quantum energy states with value to sensitive magnetometry, primarily 2D magnetic field imaging, e.g., of live cell bio samples (neurons, cardiac cells, etc.) and perhaps magnetic materials, defects in welds, etc. There are also many potential "quantum" applications for nitrogen--‐vacancy (NV) and other types of color centers in diamond: e.g., quantum computing and communication, precision sensing of magnetic and electric fields, and various modalities of bio- imaging. Color centers are defects in diamond that can absorb and emit particular colors of light, thereby giving color to diamonds: nitrogen atom (N) replacing a carbon in the diamond lattice => yellow; nitrogen atom next to a missing carbon atom, i.e., a vacancy, is an NV => pink; boron atom replacing a carbon => blue; etc. There are hundreds of such color center defects, each with their unique properties. The technical role of Scio Diamond will be tailoring and optimizing these special properties to meet challenging application needs before ultimately transitioning to a large--‐scale production for commercially viable "quantum diamonds".

Subject to completion of the Initial Financing, the Company anticipates entering into an advisory agreement with a leading diamond researcher from a prominent United States university who has won more than $20M in Federal funding for quantum diamond science over the last two years alone. It is expected that there will be further and substantial Federal programs to support the wide range of emerging applications of quantum diamond science. This individual will provide Scio Diamond with a serious assessment of the ultimate practicality of the various possible applications, with an eye to where and how Scio Diamond can contribute and benefit in a reasonable time. The Company also anticipates similar arrangements with another prominent diamond researcher and at least one additional and notable university.

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Plan of Operation

The Company has a two stage two year plan beginning in June of 2011.  The company has entered into agreements to purchase proprietary chemical vapor deposition (“CVD”) diamond growth technology, equipment relating thereto and the intellectual property (collectively the “Diamond Technology”) of Apollo Diamond, Inc. and Apollo Diamond Gemstone Corporation (collectively the “Apollo Companies”) for the stipulated sum of $2,010,000.

The Company will initially focus production on laboratory-grown (“cultured”) diamond gemstones to be sold into the c. $70 billion diamond jewelry market.  The Company seeks to begin sales of cultured diamonds direct to consumers through a proprietary website as well as through one or more retail distribution relationships by December 1, 2011.

The Company has entered into an agreement with Joseph Lancia to serve as CEO.  Additionally, Mr. Lancia has identified four key individuals form the Apollo Companies to form the core team, this information is discussed in key employees.

The Company is presently in the process of raising at least $5,000,000 to acquire the Diamond Technology, to relocate the business to and commence operations in South Carolina (“Initial Financing”).   The Company’s five-year operating plan and budget is predicated on financing of $10,000,000.  If only $5,000,000 is raised in the Initial Financing, the Company will seek an addition $5,000,000 to $7,000,000 of financing approximately six to twelve months after the initial Financing is complete (the “Additional Financing”).

The Company’s tentative two year plan includes the time following the initial financing.  The first step is the implementation of a “100 Day Plan” designed to expeditiously and efficiently relocate operations to South Carolina.  An initial component of the Plan will be to secure one of the three identified locations in Greenville, South Carolina.  The Company will also assess and prioritize the relocation of equipment and begin the relocation process within the term of the Plan.   Production of cultured diamonds is expected to commence in South Carolina within four months of relocation.

Year One sales goals are to produce and deliver 860 rough diamond carats within twelve months of completion of the Initial Financing, yielding approximately 160 carats of polished white (D-1 color) and 100 polished pink cultured diamonds for total sales of approximately $980,000.  Year Two sales goals are to produce and deliver 7,500 rough cultured diamond carats, yielding approximately 2,300 polished carats of white and pink cultured diamond gemstones for total sales of $9,000,000.

Operations plans are to set up a 20,000 plus, square foot manufacturing facility in Greenville, South Carolina area.  The facility will be sufficient for at least 15 additional diamond growers and related equipment beyond those diamond growers acquired from the Apollo Companies.  Implement proper manufacturing and testing procedures, financial and accounting controls and an international marketing and distribution network for the Company’s cultured diamond gemstones.

Government Regulations

Laboratory technology activities are subject to various federal, state, foreign and local laws and regulations, which govern research, lab development, taxes, labor standards, occupational health, waste disposal, protection of the environment, mine safety, hazardous substances and several other matters. We believe that we are in compliance in all material respects with applicable technology, health, safety and environmental statutes and the regulations promulgated by the State of California and the United States Federal Government. Currently, there are no costs associated with our compliance with such regulations and laws.  There is presently no need for any government approval of our business or our anticipated mineral products.

Environmental Regulations

Our operations are subject to local, state and federal laws and regulations governing environmental quality and pollution control. To date, our compliance with these regulations has had no material effect on our operations, capital, earnings, or competitive position, and the cost of such compliance has not been material. We are unable to assess or predict at this time what effect additional regulations or legislation could have on our activities

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The Industry

The Company intends to initially focus on the production and sale of cultured diamond gemstones. Diamond producers, including Scio Diamond, are positioned to greatly benefit from the trend of demand for diamonds vastly outstripping supply in the mid to long term forecasts. Experts in the diamond markets have indicated that they initially expect a $1.5 to $2.0 billion annual wholesale market for cultured diamonds to fill part of the $7.0 to $10.0 billion anticipated global value deficit for diamond in the next four to five years. In March, 2011 the polished diamond price index reached an all-time high, eclipsing the mark established in August, 2008 before the onset of the global economic crisis. The shortfall in supply is due to the fact that the existing supply of mined diamonds is waning as well as the reality that the industry has found no comparable replacement mines over the past twenty years. The diamond industry forecasts little, if any, growth in new mined diamond supply over the next decade in the face of accelerating demand. The anticipated global deficit will be filled by continuously rising prices and alternative sources of diamond. The Company is properly positioned to benefit from these very favorable circumstances.

Our cultured diamonds possess the same qualities and characteristics of their mined diamond counterparts. As opposed to the current supply driven market model owing to the quality vagaries of diamond mining, the Company will execute on a demand driven business model in the estimated $70 billion annual diamond jewelry retail market. We intend to address what we believe will initially be a $1.0 billion market and potentially a $10 billion market as acceptance of laboratory created, or over time. We believe this market will be incremental to the existing market for earth mined gemstones, providing a gap in the supply shortfall as well as a quality equivalent and socially responsible alternative to mined diamond. As such, we do not believe Scio Diamond will need to take market share from naturally occurring diamonds in order to realize market success. As stated previously, the industry shares this view and forecasts the market for cultured diamonds is expected to reach $1.5 to $2.0 billion by 2015.

Competition

In the diamond gemstone market the Company will compete with diamond producers, including De Beers, Rio Tinto, BHP Billiton, Gem Diamonds and Petra Diamonds as well as several “junior” diamond mining companies.  The Company also anticipates competition from other cultured diamond producers.  At present, the Company is aware of Gemesis and Chatham Diamonds, both of whom employ and pressure, high-temperature.  For technology applications of diamond the Company expects to compete with Element Six, the private, industrial diamond affiliate of De Beers and possibly various research institutes and entities.  As the consumer and technology applications of and markets for diamond continue to develop, it is expected that additional competitors will emerge.

Customers

If the Company is able to develop commercial operations, manufacture products from the lab minerals, we anticipate that we will sell our products throughout the United States and eventually throughout the world, given the ever-increasing demand for these types of products and the variety of uses for these products in high tech applications, alternative energy technologies, and defense technologies.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements or Labor Contracts

The Company will acquire thirteen process and product patents (10 US [9 issued; 1 claim allowed]; 1 in Australia; 2 in China) and approximately forty (40) domestic and foreign patents pending as well as various trademarks and trade secrets developed by the Apollo Companies.

Employees

The Company will initially have four employees and one or more part-time consultants.  Additional full-time hires will be made as necessary and appropriate.  A chief financial officer, either part or full-time, is likely an additional hire.  In the second year, it is anticipated that the Company will employ up to ten full-time employees.

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ITEM 1A.
RISK FACTORS

RISKS ASSOCIATED WITH OUR COMPANY

If we are not able to obtain further financing, our business operations may fail.

We do not expect to generate substantial revenues to fund our ongoing operations in the foreseeable future. Accordingly, we will require additional funds, either from equity or debt financing, to maintain our daily operations and to develop our Claims.  Obtaining additional financing is subject to a number of factors, including market prices for minerals and investor acceptance of our proposed activities.  Financing, therefore, may not be available on acceptable terms, if at all. The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital, however, will result in dilution to existing shareholders. If we are unable to raise additional funds when required, we may be forced to delay our plan of operation and our entire business may fail.

We currently generate minimal revenues, and as a result, we face a high risk of business failure.

From the Company’s inception on June 23, 2010 through March 31, 2011, the Company has earned $4 in revenues.  Since changing our business plan to the acquisition, exploration and development of rare earth mineral properties, we have primarily focused our efforts on the organization of the Company.  In order to generate revenues, we will first have to incur expenses in the evaluation and development of our Claims.  We recognize that if we are unable to generate significant revenues from our exploration activities, our entire business may fail. There is no history upon which to base any assumption as to the likelihood that we will be successful in our plan of operations, and we can provide no assurance to investors that we will generate any operating revenues or achieve profitable operations.

Our lack of diversification increases the risk of an investment in our Company, and our financial condition and results of operations may deteriorate if we fail to diversify.

We lack diversification, in terms of both the nature and geographic scope of our business.  The business of the Company is focused solely on the acquisition, exploration, and development of rare earth mineral properties.  We are seeking to discover rare earth elements, which are typically not concentrated enough to make them easily exploitable economically, and our Claims are in only one localized region in San Bernardino County.  As a result, we will likely be impacted more acutely by factors affecting our industry or the regions in which we operate than we would if our business were more diversified.

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We may not effectively manage future growth of our business necessary to execute our business plan.

Our business plan anticipates an increase in the number of our strategic partners, equipment suppliers, dealers, distributors and customers as our business grows. We expect that we will be required to hire qualified employees and consultants to help us manage our growth effectively.  We believe that we will also be required to improve our management, technical, information and accounting systems, and controls and procedures.  We may not be able to maintain the quality of our operations, control our costs, or continue complying with all applicable regulations to support our desired growth.  If we fail to manage our anticipated growth effectively, our business could be adversely affected.

Our business could be impaired if we fail to comply with applicable regulations.

Failure to comply with government regulations could subject us to civil and criminal penalties, require us to forfeit our rights to our Claims, and affect the value of our assets. We may also be required to take corrective actions for failure to comply with applicable regulations which could require substantial capital expenditures. We could also be required to indemnify our officers and directors in connection with any expenses or liabilities that they may incur individually in connection with regulatory action against them for non-compliance. As a result, our future business prospects could deteriorate due to regulatory constraints, and our profitability could be impaired by our obligation to provide such indemnification to our employees.

Our Articles of Incorporation exculpate our officers and directors from any liability to our Company or our stockholders.

Our Articles of Incorporation contain a provision limiting the liability of our officers and directors for their acts or failures to act, except for acts involving intentional misconduct, fraud or a knowing violation of law. This limitation on liability may reduce the likelihood of derivative litigation against our officers and directors and may discourage or deter our stockholders from suing our officers and directors based upon breaches of their duties to our Company.

We may not be able to attract and maintain key management personnel to manage the Company or Laboratory Scientists to carry out our business operations, which could have a material adverse effect on our business.

Our ability to develop our business depends in large part, on our ability to attract and maintain qualified key management personnel to manage the Company and geological consultants to carry out our exploration activities.  Competition for such persons is intense, and we cannot assure you that we will be able to attract and retain them.  Our development now and in the future will depend on the efforts of these people, including our sole officer and director, Joseph D. Lancia, and the loss or inability to attract these people could have a material adverse effect on our business.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

●	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company;

●
provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and

●
provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements.

Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

●	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company;

●
provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and

●
provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements.

Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

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RISKS ASSOCIATED WITH OUR BUSINESS

Since we do not have an alternative plan of operations, if results from our initial work program are negative, anyone purchasing our stock will likely lose their entire investment.
     If the results from the initial phase of our exploration program are negative and do not warrant additional phases of exploration work, we will need to seek other mineral exploration opportunities. We cannot assure that we will have enough funds to purchase additional claims, have a geological report prepared, and complete exploration work on the new claims. If the results from the initial phase of work on our Claims are negative and we cannot find other feasible exploration opportunities, anyone purchasing our stock will likely lose their entire investment.

We operate in a highly technical and competitive environment.
     We operate in a highly-competitive business environment. Accordingly, demand for our products and services is largely dependent on our ability to provide leading-edge, technology-based solutions that reduce the operator’s overall cost of developing energy assets. If competitive or other market conditions impact our ability to continue providing superior-performing product offerings, our financial condition, results of operations or cash flows could be adversely impacted.

Our businesses are subject to a variety of governmental regulations.
     We are exposed to a variety of federal, state, local and international laws and regulations relating to matters such as environmental, health and safety, labor and employment, import/export control, currency exchange, bribery and corruption and taxation. These laws and regulations are complex, change frequently and have tended to become more stringent over time. In the event the scope of these laws and regulations expand in the future, the incremental cost of compliance could adversely impact our financial condition, results of operations or cash flows.

Our industry is experiencing more litigation involving claims of infringement of intellectual property rights.
     Over the past few years, our industry has experienced increased litigation related to the infringement of intellectual property rights. Although no material matters are pending or threatened at this time, we, as well as certain of our competitors, have been named as defendants in various intellectual property matters in the past. These types of claims are typically costly to defend, involve monetary judgments that, in certain circumstances, are subject to being enhanced and are often brought in venues which have proved to be favorable to plaintiffs. If we are served with an intellectual property claim which we are unsuccessful in defending, it could adversely impact our results of operations and cash flows.

The loss of strategic relationships used in the development of our products and technology could impede our ability to complete our products and result in a material adverse effect causing the business to suffer.
We may rely on strategic relationships with technology development partners to provide technology.  A loss of these relationships for any reason could cause us to experience difficulties in completing the development of our product and implementing our business strategy. There can be no assurance that we could establish other relationships of adequate expertise in a timely manner or at all.

RISKS ASSOCIATED WITH OUR COMMON STOCK

The Company’s stock price may be volatile.

The market price of the Company’s common stock is likely to be highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond the Company’s control, including the following:

●	competition;
●	additions or departures of key personnel;
●	the Company’s ability to execute its business plan;
●	operating results that fall below expectations;
●	loss of any strategic relationship;
●	industry developments;
●	economic and other external factors; and
●	period-to-period fluctuations in the Company’s financial results.

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In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s common stock.

There is no active trading market for our common stock which may result in volatile stock.

Although our stock is quoted on the OTC Bulletin Board, there is not an active market for our common stock.  The absence of any significant activity can result in a very volatile stock.  When there is little trading activity, the purchase or sale of a relatively small number of shares could result in a disproportionate change in the stock price.  In addition, numerous other factors, many of which are beyond our control, may cause the market price of our common stock to fluctuate significantly.  In addition to market and industry factors, the price and trading volume for our common stock may be highly volatile for specific business reasons.  Factors such as variations in our revenues, earnings and cash flow, and announcements of new investments, potential cooperation arrangements or acquisitions could cause the market price for our shares to change substantially.  Securities class action litigation is often instituted against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs to us and divert our management’s attention and resources.

We do not expect to pay dividends in the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business. Therefore, investors will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms or at all. We cannot assure you of a positive return on investment or that you will not lose the entire amount of your investment in our common stock.

We may in the future issue additional shares of our common stock which would reduce investors’ ownership interests in the Company and which may dilute our share value.

Our Articles of Incorporation and amendments thereto authorize the issuance of 75,000,000 shares of common stock, par value $0.001 per share. The future issuance of all or part of our remaining authorized common stock may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

The Company’s common stock is currently deemed to be “penny stock”, which makes it more difficult for investors to sell their shares.

The Company’s common stock is currently subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to companies whose Common Stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible lnet worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it more difficult to dispose of the Company’s securities. FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.

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Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. FINRA’s requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a shareholder’s ability to resell shares of our common stock.

ITEM 2.
FINANCIAL INFORMATION

Operating Revenues

Three month period ended June 30, 2011:

The Company had limited revenues in the amount of $0 for the three month period ended June 30, 2011.

Our net loss for the three-month period ended June 30, 2011 was ($5,121) compared to net losses of (19,570) and ($42,178) during the three months ended June 30, 2010 and the period from inception (September 17, 2009) to June 30, 2011. We have not generated any revenue since inception.

During the three-month period ended June 30, 2011, we incurred general and administrative expenses of $5,121 compared to general and administrative expense of $19,570 during the three months ended June 30, 2010 and $42,178 incurred during the period from inception (September 17, 2009) to June 30, 2011. General and administrative expenses incurred during all periods since inception were generally related to corporate overhead, financial and administrative contracted services, such as legal and accounting, developmental costs, and expenses associated with the filing of our registration statement.

Our net loss during the three-month period ended June 30, 2011 was ($5,121) or ($0.00) per share compared to net losses of ($19,570) or ($0.00) per share and ($42,178) or ($0.01) per share during the three months ended June 30, 2010 and the period from inception (September 17, 2009) to June 30, 2011. The weighted average number of shares outstanding was 3,200,000 for the three-month periods ended June 30, 2011 and 2010.

Liquidity and Capital Resources

The following table provides certain selected balance sheets between quarter ended June 30, 2011 and August 17, 2011.

	June 30, 2011	August 17, 2011

ASSETS
Current Assets
Cash and Cash Equivalents	$1,567	$1,608,367
Intangible assets	-	$130,000
Total current assets	1,567	1,738,367

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Current liabilities
Accrued expenses	$255	$255
Note payable- related party	17,490	17,490
Total current liabilities	17,745	17,745

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At June 30, 2011 and August 17, 2011, the Company had a working capital deficit of approximately $16,178 and $0, respectively. At June 30, 2011 we incurred $17,490 in note payable-related debt.

The Company as of June 30, 2011 had limited cash on hand of $1,567 to meet its current obligations, repay debt, expenses/liabilities it has accrued for costs and other fees it has incurred.  As of August 17, 2011 the Company has raised $1,608,367 in private placement funding.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive acquisitions and activities. For these reasons, our auditors stated in their report on our audited financial statements that they have substantial doubt that we will be able to continue as a going concern without further financing.

Future Financings

We will continue to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to existing stockholders. There is no assurance that we will achieve any additional sales of the equity securities or arrange for debt or other financing to fund planned acquisitions and exploration activities.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. A complete summary of these policies is included in the notes to our financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Recently Issued Accounting Pronouncements

In March 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2010-11 (“ASU No. 2010-11”), “Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives.” The amendments in this Update are effective for each reporting entity at the beginning of its first fiscal quarter beginning after June 15, 2010. Early adoption is permitted at the beginning of each entity’s first fiscal quarter beginning after issuance of this Update. The Company’s adoption of provisions of ASU No. 2010-11 did not have a material effect on the financial position, results of operations or cash flows of the Company.

In February 2010, the FASB issued ASU 2010-10 (“ASU No. 2010-10”), “Consolidation (Topic 810): Amendments for Certain Investment Funds.” The amendments in this Update are effective as of the beginning of a reporting entity’s first annual period that begins after November 15, 2009 and for interim periods within that first reporting period. Early application is not permitted. The Company’s adoption of provisions of ASU No. 2010-10 did not have a material effect on the financial position, results of operations or cash flows of the Company.

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In February 2010, the FASB issued ASU 2010-09 (“ASU No. 2010-09”), “Subsequent Events (ASC Topic 855): Amendments to Certain Recognition and Disclosure Requirements.”  ASU No. 2010-09 requires an entity that is an SEC filer to evaluate subsequent events through the date that the financial statements are issued and removes the requirement for an SEC filer to disclose a date, in both issued and revised financial statements, through which the filer had evaluated subsequent events. The Company’s adoption of provisions of ASU No. 2010-09 did not have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB issued ASU 2010-06 (“ASU No. 2010-06”), “Improving Disclosures about Fair Value Measurements.” ASU No. 2010-06 amends FASB Accounting Standards Codification (“ASC”) 820 and clarifies and provides additional disclosure requirements related to recurring and non-recurring fair value measurements and employers’ disclosures about postretirement benefit plan assets. This ASU is effective for interim and annual reporting periods beginning after December 15, 2009. The Company’s adoption of provisions of ASU No. 2010-06 did not have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB issued an amendment to ASC Topic 505, “Equity”, where entities that declare dividends to shareholders that may be paid in cash or shares at the election of the shareholders are considered to be a share issuance that is reflected prospectively in EPS, and is not accounted for as a stock dividend. This standard is effective for interim and annual periods ending on or after December 15, 2009 and is to be applied on a retrospective basis. The Company’s adoption of the amendment to ASC Topic 505 did not have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB issued an amendment to ASC Topic 820, “Fair Value Measurements and Disclosure”, to require reporting entities to separately disclose the amounts and business rationale for significant transfers in and out of Level 1 and Level 2 fair value measurements and separately present information regarding purchase, sale, issuance, and settlement of Level 3 fair value measures on a gross basis. This standard, for which the Company is currently assessing the impact, is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of disclosures regarding the purchase, sale, issuance, and settlement of Level 3 fair value measures which are effective for fiscal years beginning after December 15, 2010. The Company’s adoption of the amendment to ASC Topic 820 did not have a material effect on the financial position, results of operations or cash flows of the Company.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Contractual Obligations

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

ITEM 3.
PROPERTIES

Our principal executive office is located at 109 Thornblade Ave, Greer, SC 29650  We use such space for no charge to the Company from Joseph D. Lancia, our CEO.  Currently, this space is sufficient to meet our needs, however, once we expand our business to a significant degree, we will have to find a larger space. We do not currently own any real estate.

ITEM 4.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Management

The following table sets forth, as of August 5, 2011, the beneficial ownership of the outstanding common stock by: (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Unless otherwise indicated, each of the stockholders named in the table below has sole voting and dispositive power with respect to such shares of common stock. As of the date of this Current Report, there are 21,695,429 shares of common stock issued and outstanding.

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Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Beneficial Ownership
Directors and Officers:

Edward S. Adams(1) 4824 Thomas Ave. S. Minneapolis, MN 55410	5,390,000*	27.78%
Michael R. Monahan(1) 4824 Thomas Ave. S. Minneapolis, MN 55410	5,390,000*	27.78%
Jopseph Lancia(1) 109 Thornblade Ave Greer, SC 29650	2,290,000	11.80%
All executive officers and directors as a group (3 persons)	13,070,000	67.36%

(1)
Edward S. Adams and Michael R. Monahan acquired one million (1,000,000) shares each on August 5, 2011 in a private transaction from Jason Kropp, our former President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director.

Edward S. Adams and Michael R. Monahan each acquired additional shares from the Asset Purchase Agreement referenced in 1.01 and hereby incorporated by reference herein.  Mr. Adams received two million one hundred thousand (2,100,000) shares in the agreement.  Mr. Monahan received three million one hundred thousand  (3,100,000) shares in the agreement.  Lastly, Joseph D. Lancia acquired two million (2,000,000) shares from the Agreement.

* Edward S. Adams beneficial ownership reflects a balance of two million (2,000,000) shares in the name of his wife, Denise L. Adams.  Michael R. Monahan’s beneficial ownership also reflects a balance of one million (1,000,000) shares in the name of his wife, Julie C. Monahan.

Changes in Control

On August 5, 2011, Edward S. Adams and Michael R. Monahan acquired control of two million (2,000,000) shares of the Company’s issued and outstanding common stock, which at the time, represented approximately 31.25% of the Company’s total issued and outstanding common stock, from Jason Kropp in accordance with a common stock purchase agreement among Mr. Kropp, Mr. Adams and Mr. Monahan (the “Stock Purchase Agreement”).  Pursuant to the Stock Purchase Agreement, Mr. Adams and Mr. Monohan paid an aggregate purchase price of one hundred and sixty-five thousand six hundred and fourteen dollars ($165,614) in exchange for the shares.

As part of the acquisition, the following changes to the Company's directors and officers have occurred:

●
As of Aug 5, 2011, Jason Kropp resigned from all positions with the Company, including but not limited to, that of President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director.

●	As of August 5, 2011, Joseph D. Lancia was appointed as the Company’s Chief Executive Officer and a member of the Board of Directors.

●	As of August 5, 2011, Edward S. Adams was appointed as the Company’s Chairman of the Board of Directors.

●	As of August 5 2011, Michael R. Monahan was appointed as a member of the Board of the Directors of the Company.

Other than the foregoing, there are no present arrangements or pledges of the Company’s securities which may result in a change in control of the Company.

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ITEM 5.
DIRECTORS AND EXECUTIVE OFFICERS

Identification of Directors and Executive Officers

The following table sets forth the names and ages of our current directors and executive officers:

Name	Age	Position with the Company	Director Since

Joseph D. Lancia	51	CEO & Director	August 5, 2011
Edward S. Adams	47	Chairman of the Board of Directors	August 5, 2011
Michael Monahan	46	Member of the Board of Directors	August 5, 2011

The board of directors has no nominating, audit or compensation committee at this time.

Term of Office

Each director is elected by the Board of Directors and serves until his or her successor is elected and qualified, unless he or she resigns or is removed earlier.  Each of our officers is elected by the Board of Directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is earlier removed from office or resigns.

Background and Business Experience

The biography for Mr. Lancia is set forth below:

JOSEPH D. LANCIA Joseph D. Lancia is the former CEO of D&W Fine Pack, LLC., a packaging and plastics company based out of Fountain Inn, South Carolina that produces a variety of quality products for the food service industry. Mr. Lancia served as the President & CEO of Dispoz-o Products, Inc. for seven years prior, then in 2009 successfully effected a merger between Wilkinson Industries, Inc., C&M Fine Pack, Inc.  and Dispozo Products, Inc. to form D&W Fine Pack, LLC.  All three companies are manufacturers of foodservice products.  The merger of the three formed a $300million+ company with over a $50 of EBITDA with 2 million square feet of manufacturing in five states and over 1,500 employees.

Joseph Lancia leveraged his experience in the investment banking industry to groom Dispoz-o Products for a successful acquisition. Mr. Joseph Lancia restructured the company in order to maximize a unique vertical sales and marketing orientation. He also incorporated a lean manufacturing culture with equipment and system automation throughout the corporate facilities. Today, Joseph Lancia remains with Dispoz-o Products, Inc. in a consultative capacity. During his time with Dispoz-o Products, Inc., Joseph Lancia increased total company revenue by 23% for the 2008 fiscal year, which amounted to a 21% increase in company profits for the same period. Joseph Lancia doubled the firm’s income in six years, while creating new, integrated sales channels. With an eye toward the future, Joseph Lancia also implemented an automated manufacturing facility at Dispoz-o Products, Inc.

Before working with Dispoz-o Products, Inc., Joseph Lancia spent over a decade in the investment banking sector. In that capacity, Joseph Lancia operated as CEO of Strategic Investments, a merger and acquisitions firm located in South Carolina. While head of Strategic Investments, Mr. Lancia carried out over 40 targeted acquisitions and managed 17 post merger integration projects. Earlier in his professional development, Joseph D. Lancia served as COO of Summit Associates, a plastic injection company.

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Mr. Lancia contributes to a variety of charitable causes. He was the Chairman of the Thornblade Classic Golf Tournament and a Board Member of Loaves & Fishes in his local community. Lancia is also a Board Member of the College of Business & Behavioral Science at Clemson University.   Joseph Lancia also serves on the Board of CEW, Inc (Custom Engineered Wheels) and BTC Electronics, Inc.  Joseph Lancia studied Corporate Finance at Southern Connecticut State College. In his free time, he enjoys golfing and spending time with his family. He currently makes his home in South Carolina.

The biography for Mr. Adams is set forth below:

EDWARD S. ADAMS Edward S. Adams is Chairman of the Board of Scio Diamond Technology Corporation. Ed is also the Co-Founder, Chief Executive Officer and Senior Managing Director of Focus Capital Group, Inc., (“Focus”) an investment banking firm composed of over twenty-five seasoned investment bankers and other professionals from both major investment banks and industry with trusted relationships that have executed collectively over $300 billion in merger and acquisition transactions and financing assignments representing over 250 discrete transactions across multiple industry verticals and geographies. In 2010, its first year in active business, Focus completed a series of transactions valued at almost one billion dollars.

In the late 1990s, Ed co-founded a business consulting and financial advisory practice which through acquisition and organic growth grew from two to over two hundred employees with $30 million in annual revenue in less than six years. As an attorney, business advisor and consultant, and principal, Ed has billions of dollars of transactional experience in public and private offerings of equity and debt, hedge and institutional fund formation and management, mergers and acquisitions of public and closely held corporations via either stock or asset purchase transactions, loan restructurings, receivables financing, structured finance, commercial transactions, and bankruptcy liquidations and reorganizations. Ed has written and spoken on various corporate and commercial topics to over two hundred law firms, bar groups, and companies and has served on numerous private and public company boards of directors. He has also acted as a chairperson of the note holders committee of one of the largest steel industry bankruptcy reorganizations in American history.

In addition to serving as an investment banker and Ed holds an endowed chair in finance and law at the University of Minnesota Law School and teaches courses at both the Law School and in the graduate MBA program at the Carlson School at the University of Minnesota. He is also a partner in the corporate law firm of Adams Monahan, LLP, which specializes in corporate advisory and transactional practice. Following his graduation cum laude from the University of Chicago Law School where he served as Managing Editor of the University of Chicago Law Review, Ed clerked for Judge J. Harvie Wilkinson, III of the United States Court of Appeals for the Fourth Circuit and worked in the Chicago and Los Angeles offices of the renowned national law firm Latham and Watkins and as of counsel at Fredrikson & Byron, P.A. in Minneapolis, Minnesota. He is the author of over twenty-five books or editions of books (including a new leading treatise published by prominent business publisher, Wolters Kluwers, entitled Corporate Counselor’s Business Handbook) and dozens of articles on business-related issues, the two-time recipient of the University of Minnesota Law School’s Stanley V. Kinyon Teacher of the Year Award, a 1997 M.B.A. with highest honors graduate of the Carlson School of Management at the University of Minnesota, a 1998 Vance K. Opperman Research Scholar at the University of Minnesota Law School and a co-holder of the 1999 Julius E. Davis Chair in Law at the University of Minnesota Law School.

In the recent past, Ed co-founded a project to provide free legal services to members of the community in New York, was a founding member of a project to provide free legal services to families of servicepersons serving in the Persian Gulf, and created a program at the University of Minnesota Law School to introduce disadvantaged high school students to potential career opportunities in the legal field.

The biography for Mr. Monahan is set forth below:

MICHAEL R. MONAHAN Michael R. Monahan is a founding Senior Managing Director of Focus Capital and is both an investment banker and an attorney specializing in a corporate advisory and transactional practice. As an investment banker his practice focuses on financings for early stage companies preparing for significant growth. He has considerable experience as a strategic advisor with an emphasis on new product and market analysis, competitive landscape development, strategic planning development and implementation, corporate structuring, financial modeling and valuation analysis, financings, transaction support, deal management and coordination.

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Mr. Monahan has over $1 billion of transactional and structuring experience in private offerings of equity in addition to considerable experience structuring debt, contracts, mergers and acquisitions of public and closely held corporations, loan restructurings, receivables financing, structured finance and various commercial transactions. He has served as an advisor and special committee member to private and public company boards of directors.
Mr. Monahan also has eleven plus years of experience as a corporate and securities attorney, including experience as a litigator in corporate, business, labor and employment law. He also has extensive experience in consultative sales, having worked for Thomson Reuters in its legal services division for five years. As a practicing attorney he has represented both publicly-traded and private companies and has served as a business advisor, consultant and principal for several clients.

Mr. Monahan is an honors graduate of Siena College and Albany Law School. Mr. Monahan is registered with FINRA as a General Securities Principal (Series 7, 24 and 63) and a Limited Representative – Investment Banking (Series 79).

Family Relationship

We currently do not have any officers or directors of our Company who are related to each other.

Involvement in Certain Legal Proceedings

During the past ten years no director, executive officer, promoter or control person of the Company has been involved in the following:

(1)      A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2)      Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)      Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities.

i.      Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.      Engaging in any type of business practice; or

iii.      Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4)      Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

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(5)      Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6)      Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7)      Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.      Any Federal or State securities or commodities law or regulation; or

ii.      Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.      Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8)      Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Audit Committee and Audit Committee Financial Expert

The Company does not have an audit committee or an audit committee financial expert (as defined in Item 407 of Regulation S-K) serving on its Board of Directors. All current members of the Board of Directors lack sufficient financial expertise for overseeing financial reporting responsibilities.  The Company has not yet employed an audit committee financial expert on its Board due to the inability to attract such a person.

The Company intends to establish an audit committee of the board of directors, which will consist of independent directors. The audit committee’s duties will be to recommend to the Company’s board of directors the engagement of an independent registered public accounting firm to audit the Company’s financial statements and to review the Company’s accounting and auditing principles. The audit committee will review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent registered public accounting firm, including their recommendations to improve the system of accounting and internal controls. The audit committee will at all times be composed exclusively of directors who are, in the opinion of the Company’s board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

ITEM 6.
EXECUTIVE COMPENSATION

The following table sets forth the compensation paid to our executive officers as at June 30, 2011 and 2010:

 Summary Compensation Table

Name and Principal Position	Year Ended 6/30	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Joseph D. Lancia President, CEO and Director	2011	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2010	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Edward S. Adams Chairman of the Board	2011	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

	2010	-0-	-0-	-0-	-0-	-0-	-0-	0	-0-
Michael Monahan Member of Board	2011	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

	2010	-0-	-0-	-0-	-0-	-0-	-0-	0	-0-

●	As of August 5, 2011, Joseph D. Lancia was appointed as the Company’s Chief Executive Officer and a member of the Board of Directors.
●	As of August 5, 2011, Edward S. Adams was appointed as the Company’s Chairman of the Board of Directors.
●	As of August 5 2011, Michael R. Monahan was appointed as a member of the Board of the Directors of the Company.

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Narrative Disclosure to Summary Compensation Table

There are no employment contracts, compensatory plans or arrangements, including payments to be received from the Company with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

Outstanding Equity Awards

No executive officer received any equity awards, or holds exercisable or unexercisable options, as of June 30, 2011.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers.

Compensation Committee

We currently do not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

Compensation of Directors

Our directors receive no extra compensation for their service on our Board of Directors.

ITEM 7.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Related Party Transactions

None of the directors or executive officers of the Company, nor any person who owned of record or was known to own beneficially more than 5% of the Company’s outstanding shares of its Common Stock, nor any associate or affiliate of such persons or companies, has any material interest, direct or indirect, in any transaction that has occurred during the past fiscal year, or in any proposed transaction, which has materially affected or will affect the Company.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions in the following manner:

●	Disclosing such transactions in reports where required;
●	Disclosing in any and all filings with the SEC, where required;
●	Obtaining disinterested directors consent; and
●      Obtaining shareholder consent where required.

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Director Independence

For purposes of determining director independence, we have applied the definitions set out in NASDAQ Rule 5605(a)(2).  The OTCBB on which shares of Common Stock are quoted does not have any director independence requirements.  The NASDAQ definition of “Independent Officer” means a person other than an Executive Officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company's Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

According to the NASDAQ definition, Joseph D. Lancia is not an independent director because he is also an executive officer of the Company.

Review, Approval or Ratification of Transactions with Related Persons

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

ITEM 8.
LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our Company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our director, officer or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

ITEM 9.
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Common Stock

Our common stock is currently quoted on the OTC Bulletin Board. Our common stock has been quoted on the OTC Bulletin Board since November 16, 2010 under the symbol “KHRB.OB.”  On August 5,2011 our symbol was changed to “KHRBD.OB” to reflect the Company’s name change.  Within twenty (20) business days thereafter, the “D” (appended to the symbol to reflect the recent divided) will be dropped and the symbol will thereafter be “SCIO.OB”.  Because we are quoted on the OTC Bulletin Board, our securities may be less liquid, receive less coverage by security analysts and news media, and generate lower prices than might otherwise be obtained if they were listed on a national securities exchange.

As of August 17, 2011, the Company has not begun trading on the OTCBB.

Record Holders

As at August 17, 2011, an aggregate of 21,695,429 shares (post-forward split) of our common stock were issued and outstanding and were owned by approximately 26 holders of record, based on information provided by our transfer agent.
 Re-Purchase of Equity Securities

None.

Dividends

On August 5, 2011, the Board of Directors of the Company authorized a 2-for-1 forward split of its issued and outstanding common shares, whereby every one (1) old share of common stock was exchanged for two (2) new shares of the Company's common stock.  As a result, the issued and outstanding shares of common stock increased from 3,200,000  prior to the forward split to 6,400,000 following the forward split.  The forward split shares are payable upon surrender of certificates to the Company's transfer agent.

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Securities Authorized for Issuance Under Equity Compensation Plans

None.

ITEM 10.
RECENT SALES OF UNREGISTERED SECURITIES

On August 5, 2011, Scio Diamond Technology Corporation, a Nevada Corporation (the "Company"), (formerly Krossbow Holding Corporation) executed an Asset Purchase Agreement (the "Agreement").  Under the terms of the Agreement, the name “Scio Diamond Technology Corporation” was purchased for 13,000,000 newly issued shares of common stock of the Company.

On August 12, 2011, the company sold 2,295,429 common shares of stock in the Company at $0.70 per share, raising approximately $1,606,800.00.

The following table sets forth, as of August 5, 2011, the beneficial ownership of the outstanding common stock by: (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Unless otherwise indicated, each of the stockholders named in the table below has sole voting and dispositive power with respect to such shares of common stock. As of the date of this Current Report, there are 21,695,429 shares of common stock issued and outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Beneficial Ownership
Directors and Officers:

Edward S. Adams(1) 4824 Thomas Ave. S. Minneapolis, MN 55410	5,390,000*	27.78%
Michael R. Monahan(1) 4824 Thomas Ave. S. Minneapolis, MN 55410	5,390,000*	27.78%
Jopseph Lancia(1) 109 Thornblade Ave Greer, SC 29650	2,290,000	11.80%
All executive officers and directors as a group (3 persons)	13,070,000	67.36%

(1)
Edward S. Adams and Michael R. Monahan acquired one million (1,000,000) shares each on August 5, 2011 in a private transaction from Jason Kropp, our former President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director.

Edward S. Adams and Michael R. Monahan each acquired additional shares from the Asset Purchase Agreement referenced in 1.01 and hereby incorporated by reference herein.  Mr. Adams received two million one hundred thousand (2,100,000) shares in the agreement.  Mr. Monahan received three million one hundred thousand  (3,100,000) shares in the agreement.  Lastly, Joseph D. Lancia acquired two million (2,000,000) shares from the Agreement.

* Edward S. Adams beneficial ownership reflects a balance of two million (2,000,000) shares in the name of his wife, Denise L. Adams.  Michael R. Monahan’s beneficial ownership also reflects a balance of one million (1,000,000) shares in the name of his wife, Julie C. Monahan.

Exemption From Registration. The shares of Common Stock referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended, (“Securities Act”), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act, based upon the following: (a) each of the persons to whom the shares of Common Stock were issued (each such person, an “Investor”) confirmed to the Company that it or he is an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering of such shares, (c) each Investor was provided with certain disclosure materials and all other information requested with respect to the Company, (d) each Investor acknowledged that all securities being acquired were being acquired for investment intent and were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

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ITEM 11.
DESCRIPTION OF THE REGISTRANT’S SECURITIES

Pursuant to the Company’s Articles of Incorporation and amendment(s) thereto, the aggregate number of shares which this Corporation shall have authority to issue is seventy-five million (75,000,000) shares, consisting of (a) seventy-five million (75,000,000) shares of Common Stock, par value $0.001 per share (the “Common Stock”), for which the Board of Directors may fix and determine the designations, rights, preferences or other variations.  A description of the classes of shares and a statement of the number of shares in each class and the relative rights, voting power, and preferences granted to and restrictions imposed upon the shares of each class are as follows:

Common Stock

Subject to the preferences applicable to Preferred Stock outstanding at any time, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property or shares of stock of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefore.  The holders of Common Stock issued and outstanding have and possess the right to receive notice of shareholders’ meetings and to vote upon the election of directors or upon any other matter as to which approval of the outstanding shares of Common Stock or approval of the common shareholders is required or requested.

ITEM 12.
INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.7502 of the Nevada Revised Statutes provides, in part, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation), whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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ITEM 13.
FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Scio Diamond Technology Corporation

Unaudited Combined Pro Forma Balance Sheet

June 30, 2011

	Scio Diamond	Pro Forma Adjustments		Pro Forma Combined
Assets				
Current Assets:				
Cash and cash equivalents	$ 1,567	$ 1,606,800	(b)	$ 1,608,367
Other Assets:				
Intangible assets	$ -	$ 130,000	(a)	$ 130,000
Total Assets	$ 1,567	$ 1,736,800		$ 1,738,367
Liabilities and Stockholders' Equity				
Liabilities:				
Accrued expenses	$ 255	$ -		$ 255
Note payable - related party	17,490	-		17,490
Total liabilities	17,745	-		17,745
Shareholders' Equity:				
Common Stock, $.001 par value, 75,000,000 shares authorized 21,695,429 issued and outstanding	3,200	2,295	(b)	21,695
		13,000	(a)	
		3,200	(c)	
Additional Paid in Capital	22,800	1,604,505	(b)	1,741,605
		117,500	(a)	
		(3,200)	(c)	
Retained Deficit	(42,178)	-		(42,178)
Total shareholders' equity	(16,178)	1,737,300		1,721,122
Total liabilities and shareholders' equity	$ 1,567	$ 1,737,300		$ 1,738,867

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ITEM 14.
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

END OF FORM 10 DISCLOSURE

ITEM 9.01
FINANCIAL STATEMENTS AND EXHIBITS.

(b)
Exhibits.

Exhibit
Number	Description of Exhibit	Filing
3.01	Articles of Incorporation	Filed with the SEC on May 13, 2010 as part of our Registration Statement on Form S-1.
3.02	Bylaws	Filed herewith as part of our Current Report on Form 8-K
14.01	Code of Ethics	Filed with the SEC on May 13, 2010 as part of our Registration Statement on Form S-1.
99.01	Form of Subscription Agreement	Filed with the SEC on May 13, 2010 filed herewith

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIO DIAMOND TECHNOLOGY CORPORATION
Date: August 19, 2011	By: /s/ Joseph D. Lancia
Joseph D. Lancia
Chief Executive Officer, President & Director

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